SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant  ____

Check the appropriate box:
      Preliminary Proxy Statement                 Confidential, For Use of the
-----                                        -----
 X    Definitive Proxy Statement                  Commission Only (as
-----                                             permitted by Rule 14a-6(e)(2))
      Definitive Additional Materials
-----
      Soliciting Material Under Rule 14a-12
-----


                               PARKERVISION, INC.
                               ------------------
                (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X     No fee required.
----
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
----

(1)     Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)     Proposed maximum aggregate value of transaction:
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(5)     Total fee paid:
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____    Fee paid previously with preliminary materials:
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____    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)     Date Filed:
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

                               PARKERVISION, INC.
                         7915 BAYMEADOWS WAY, SUITE 400
                           JACKSONVILLE, FLORIDA 32256
                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 7, 2006
                                   -----------

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ParkerVision, Inc. will be held at the Marriott Boston Copley Place, 110 Huntington Avenue, Boston, Massachusetts on the 7th day of September, 2006 at 9:00 a.m. local time, for the following purposes:

      1. To elect nine directors to hold office until the annual meeting of shareholders in 2007 and until their respective successors have been duly elected and qualified; and

      2. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

      The transfer books will not be closed for the annual meeting. Only shareholders of record at the close of business on August 7, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                          By Order of the Board of Directors


                                          /s/ Stacie Wilf
                                              -----------
                                          Stacie Wilf
                                          Secretary


Jacksonville, Florida
August 7, 2006

                               PARKERVISION, INC.

                                 PROXY STATEMENT


                               GENERAL INFORMATION

      This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held at 9:00 a.m. local time, on the 7th day of September, 2006 and any adjournments. The annual meeting will be held at the Marriott Boston Copley Place, 110 Huntington Avenue, Boston, Massachusetts. The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

      Our executive offices are located at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256. This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about August 7, 2006.

Record Date; Voting Securities

      Our board of directors has fixed the close of business on August 4, 2006, as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting. As of August 4, 2006, we had issued and outstanding 23,372,227 shares of common stock, par value $.01 per share, our only class of voting securities outstanding. Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Solicitation, Voting and Revocation of Proxies

      Proxies in the form enclosed are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in the returned proxy. If no instructions are given, proxies returned by shareholders will be voted "FOR" the election of the nominees as our directors listed below and as the proxies named in the proxy determine in their discretion with respect to any other matters properly brought before the meeting. Any proxy may be revoked by written notice received by our secretary at any time prior to the voting at the meeting, by submitting a subsequent proxy or by attending the annual meeting and voting in person. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy.

      The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

      The directors will be elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the highest number of votes in their favor will be elected as our directors. Consequently, any shares not voted "FOR" a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee's favor.

      All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the meeting unless the governing corporate law requires otherwise. Abstentions from voting are counted as "votes cast" with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed "votes cast" with respect to the proposal, and therefore will have no effect on the vote.

Annual Report

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which contains our audited financial statements, is being mailed along with this proxy statement.

      We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if requested in writing to the Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Security Ownership of Certain Beneficial Owners

      The following table sets forth certain information as of July 17, 2006 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our director nominees, (iii) each executive officer whose compensation exceeded $100,000 in 2005, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).

                                                              Amount and Nature of      Percent of
Name of Beneficial Owner                                      Beneficial Ownership       Class(1)
------------------------                                      --------------------       --------
Jeffrey L. Parker(2)                                               3,271,848 (3)(4)       13.58%
J-Parker Family Limited Partnership(5)                             2,325,984 (4)           9.95%
Todd Parker(2)                                                     1,095,151 (6)(7)        4.66%
T-Parker Family Limited Partnership(5)                               876,255 (7)           3.75%
Stacie Wilf(2)                                                       987,823 (8)(9)        4.21%
S-Parker Wilf Family Limited Partnership(5)                          863,811 (9)           3.70%
David F. Sorrells(2)                                                 705,488 (10)          2.93%
William A. Hightower                                                 207,500 (11)           .88%
Robert G. Sterne                                                     138,300 (12)           .59%
William L. Sammons                                                   179,750 (13)          0.76%
Nam P. Suh                                                           120,000 (14)          0.51%
Papken S. der Torossian                                              135,000 (15)          0.57%
Cynthia Poehlman(2)                                                  142,063 (16)          0.60%
John Metcalf                                                          60,000 (17)          0.26%
Wellington Management Company, LLP(18)                             3,424,950 (18)         14.65%
Heartland Value Fund((19))                                         1,875,000 ((19))        7.90%
All directors, director nominees and executive officers as a       7,042,923 (2(0))       27.30%
group (11 persons)

------------------------------

  (1) Percentage includes all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

  (2) The person's address is 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

  (3) Includes 725,908 shares of common stock issuable upon currently exercisable options, 2,325,984 shares held by J-Parker Family Limited Partnership and 57,989 shares owned of record by Mr. Parker's three children over which he disclaims ownership. Excludes 18,382 shares of common stock issuable upon options that may become exercisable in the future.

  (4) J-Parker Family Limited Partnership is the record owner of 2,325,984 shares of common stock. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of common stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares.

  (5) The entity's address is 409 S. 17th Street, Omaha, Nebraska 68102.

  (6) Includes 132,063 shares of common stock issuable upon currently exercisable options, 876,255 shares held by T-Parker Family Limited Partnership and 10,100 shares owned of record by Mr. Parker's spouse and child over which he disclaims ownership. Excludes 52,541 shares of common stock issuable upon options that may become exercisable in the future.

  (7) T-Parker Family Limited Partnership is the record owner of 876,255 shares of common stock. Mr. Todd Parker has sole voting and dispositive power over the shares of common stock owned by the T-Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

  (8) Includes 67,500 shares of common stock issuable upon currently exercisable options, 863,811 shares held by S-Parker Wilf Family Limited Partnership, and 50,590 shares owned of record by Ms. Wilf's spouse and two children over which she disclaims ownership.

  (9) S-Parker Wilf Family Limited Partnership is the owner of 863,811 shares of common stock. Ms. Wilf has sole voting and dispositive power over the shares of common stock owned by the S-Parker Wilf Family Limited Partnership, as a result of which Ms. Wilf is deemed to be the beneficial owner of such shares.

  (10) Represents 705,488 shares of common stock issuable upon currently exercisable options. Does not include 93,898 shares of common stock issuable upon options that may become exercisable in the future.

  (11) Includes 182,500 shares of common stock issuable upon currently exercisable options.

  (12) Includes 137,500 shares of common stock issuable upon currently exercisable options.

  (13) Includes 160,000 shares of common stock issuable upon currently exercisable options.

  (14) Represents 120,000 shares of common stock issuable upon currently exercisable options.

  (15) Represents 135,000 shares of common stock issuable upon currently exercisable options.

  (16) Represents 142,063 shares of common stock issuable upon currently exercisable options. Excludes 122,541 shares of common stock issuable upon options that may become exercisable in the future.

  (17) Represents 60,000 shares of common stock issuable upon currently exercisable options.

  (18) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of the shares of common stock of the company that are owned of record by investment advisory clients of Wellington Management. Of the shares of common stock of the company held by its advisory clients, Wellington Management has shared voting authority over 1,453,175 shares and non voting authority over 1,971,775 shares. The number of shares reported excludes shares underlying currently exercisable warrants as they are not outstanding and there is no vote.

  (19) The address is Heartland Value Fund is 789 North Water Street, Suite 500, Milwaukee, Wisconsin, 53202. Heartland Advisors, Inc. is the investment advisor for Heartland Value Fund. The number of shares reported includes 375,000 shares underlying a currently exercisable warrant. The foregoing information was derived from the subscription and warrant agreements dated February 3, 2006 between the company and Heartland Fund.

  (20) Includes 2,568,022 shares of common stock issuable upon currently exercisable options held by directors and officers and excludes 287,362 shares of common stock issuable upon options that may vest in the future held by directors and officers (see notes 3, 6, 8, 10, 11, 12, 13, 14, 15, 16 and 17, above).

                        PROPOSAL 1: ELECTION OF DIRECTORS

      The persons listed below have been designated by our board of directors as nominees for election as directors to serve until the next annual meeting of shareholders at which they will be elected or until their respective successors have been elected and qualified. The by-laws of the company currently provide that the board of directors may set the number of directors, and currently the number of directors has been set at nine persons. At this annual meeting, nine persons have been nominated. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. In case any of these persons become unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other person in accordance with their judgment.

                                      Director
Name                          Age       Since                 Position
----                          ---       -----                 --------

Jeffrey L. Parker              49        1989     Chairman of the Board and Chief Executive
                                                  Officer
Todd Parker                    42        1989     Vice President and Director
David F. Sorrells              47        1997     Chief Technical Officer and Director
William A. Hightower           63        1999     Director
John Metcalf                   55        2004     Director
William L. Sammons             85        1993     Director
Nam P. Suh                     70        2003     Director
Papken S. der Torossian        67        2003     Director
Robert G. Sterne               54         -       Director Nominee

      Jeffrey L. Parker has been chairman of the board and our chief executive officer since our inception in August 1989 and our president from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research development, manufacturing and sales and marketing for the heating, ventilation and air conditioning industry.

      Todd Parker has been a director since our inception and was a vice president of ours from inception to June 1997 and from July 2002 to August 2006. Mr. Parker has resigned his employment with us effective September 1, 2006 to pursue other personal interests. Mr. Parker acted as a consultant to us from June 1997 through November 1997 and from September 2001 to July 2002. On July 31, 2002, Mr. Parker was appointed president of the Video Business Unit of the company until that division was sold in May 2004 when his title was changed to Vice President for Corporate Development. Following the exit from retail business activities in June 2005, Mr. Parker's title was changed to Vice President of Product Operations. From January 1985 to August 1989, Mr. Parker served as general manager of manufacturing for Parker Electronics.

      David F. Sorrells has been our chief technical officer since September 1996 and has been a director since January 1997. From June 1990 to September 1996, Mr. Sorrells served as our engineering manager.

      William A. Hightower has been a director since March 1999. From September 2003 to his retirement in November 2004, Mr. Hightower was the president of the company. Mr. Hightower was the president and chief operating officer and a director of Silicon Valley Group, Inc. ("SVGI"), from August 1997 until his retirement in May 2001. SVGI is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as chairman and chief executive officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the president and chief executive officer of Telematics International, Inc.

      John Metcalf has been a director since June 2004. Since November 2002, Mr. Metcalf has been a CFO Partner with Tatum LLC, an executive services and consulting firm providing financial and information technology leadership with over 500 CFO and CIO partners nationwide. Mr. Metcalf currently also is serving as CFO for Siltronic Corporation, a silicon wafer manufacturing company. From February 2001 to December 2001, Mr. Metcalf was vice president and chief financial officer of Zight Corporation, a venture funded microdisplay company. From January 1997 to December 2000, he was the vice president and chief financial officer of WaferTech, a semiconductor foundry that was a joint venture of TSMC, Altera, Analog Devices, and ISSI. Mr. Metcalf was the senior vice president of finance, chief financial officer and corporate secretary of Siltec Corporation, a silicon wafer manufacturer, from 1992 to 1997, and the vice president finance and chief financial officer of Oki Semiconductor from 1987 to 1991. Prior to his employment by Oki Semiconductor, Mr. Metcalf was employed for eleven years by Advanced Micro Devices in a number of finance managerial positions.

      William L. Sammons has been a director since October 1993. From 1981 until his retirement in 1985, Mr. Sammons was president of the North American Operations of Carrier Corporation.

      Nam P. Suh has been a director since December 2003. Mr. Suh was inaugurated as President of Korea Advanced Institute of Science and Technology (KAIST) in July 2006. He is currently on a leave of absence from MIT where he has been a member of the faculty since 1970. At MIT, Mr. Suh held many positions including director of the MIT Laboratory for Manufacturing and Productivity, head of the department of Mechanical Engineering (1991-2001) director of the MIT Manufacturing Institute and director of the Park Center for Complex Systems. In 1984, Mr. Suh was appointed the Assistant Director for Engineering of the National Science Foundation by President Ronald Reagan and confirmed by the U.S. Senate. Mr. Suh is a widely published author of approximately 300 articles and seven books on topics related to tribology, manufacturing, plastics and design. Mr. Suh has approximately 50 United States patents and many foreign patents, some of which relate to plastics, polymers and design. Mr. Suh serves on two other public company boards including Therma-Wave, Inc. and Integrated Device Technology, Inc.

      Papken S. der Torossian has been a director since June 2003. Mr. der Torossian was chief executive officer of SVGI from 1986 until 2001. Prior to his joining SVGI, he was president and chief executive officer of ECS Microsystems, a communications and PC company that was acquired by AMPEX Corporation where he stayed on as a manager for a year. From 1976 to 1981 Mr. der Torossian was president of the Santa Cruz Division of Plantronics where he also served as vice president of the Telephone Products Group. Previous to that he spent four years at Spectra-Physics and twelve years with Hewlett-Packard in a variety of management positions. From 1997 to 2001, Mr. der Torossian served on the board of the Silicon Valley Manufacturing Group. In March 2003, he joined the board of directors as chairman of Therma-Wave, Inc., a company engaged in the manufacture and sale of process control metrology systems used in manufacturing semiconductors.

      Robert G. Sterne is a director nominee for the annual meeting to which this proxy statement relates. Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys. Mr. Sterne served as a director of ParkerVision from February 2000 to June 2003.

      Messrs. Jeffrey and Todd Parker are brothers. Stacie Wilf, the secretary of the company, is the sister of Messrs Jeffrey and Todd Parker.

Independence of Directors

      The common stock of the company is listed on the Nasdaq Global Market System, and the company follows the rules of Nasdaq in determining if a director is independent. The board of directors also consults with the company's counsel to ensure that the board of directors' determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these considerations, the board of directors affirmatively has determined that Messrs. William L. Sammons, Nam P. Suh, Papken S. der Torossian and John Metcalf are the independent directors of the company and Mr. Robert G. Sterne, the nominee-elect, will be an independent director of the company. The other remaining directors are not considered independent due to their current or recent employment by the company.

Board Meetings and Committees

      During the fiscal year ended December 31, 2005, our board of directors met ten times and acted by unanimous consent one time. All of our directors attended each of the meetings except that Mr. Sorrells missed two meetings during the last fiscal year. The directors are strongly encouraged to attend meetings of shareholders. At the annual meeting of shareholders held in 2005, seven of our directors attended the meeting. Members of our board of directors are elected annually by our shareholders and may be removed as provided for in the 1989 Business Corporation Act of the State of Florida and our articles of incorporation.

      The board of directors has three committees, the audit committee, the compensation committee and the nomination committee. Members of the individual committees during the fiscal year ended December 31, 2005 and to the date of this annual meeting are named below. Because Mr. Kashnow will not be a continuing director, it is expected that Mr. Sterne, the nominee-elect, will be appointed to one or more of these committees.

Audit                     Compensation                 Nominations
-----                     ------------                 -----------

John Metcalf*             Richard A. Kashnow*          Nam P. Suh*

Richard A. Kashnow        William L. Sammons           John Metcalf

William L. Sammons        Papken S. der Torossian      Papken S. der Torossian

*  Current chairperson.

Audit Committee

      General. The audit committee was established in 1994. It is comprised of independent directors. It is governed by a board-approved charter adopted in 2003, and amended in 2006, which is filed as an exhibit to this proxy statement for the 2006 annual meeting. The charter, among other things, contains the committee's membership requirements and responsibilities. The audit committee oversees the company's accounting, financial reporting process, internal controls and audits, and consults with management and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the company's independent auditors. It maintains direct responsibility for the compensation, termination and oversight of the company's independent auditors and evaluates the independent auditors' qualifications, performance and independence. The audit committee also monitors compliance with the company's policies on ethical business practices and reports on these items to the board of directors. The audit committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. Further the audit committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the company, which are described under "Shareholder Communications with the Board."

      Financial Expert on Audit Committee. The board of directors made a qualitative assessment of each of the audit committee members to determine their level of financial knowledge and experience based on a number of factors and has determined that each member is a financial expert within the meaning of all applicable rules. This determination was made with reference to the rules of Nasdaq and the SEC. The board of directors considered each of these persons' ability to understand generally accepted accounting principles and financial statements, their ability to assess the general application of generally accepted accounting principles in connection with our financial statements, including estimates, accruals and reserves, their experience in analyzing or evaluating financial statements of similar breadth and complexity as our financial statements, their understanding of internal controls and procedures for financial reporting and their understanding of the audit committee functions.

      Meetings and Attendance. During the fiscal year ended December 31, 2005, the audit committee met ten times and had no action by unanimous consent. The audit committee has also met two times since January 1, 2006, in connection with the annual report for the fiscal year ended December 31, 2005.

      The firm of PricewaterhouseCoopers LLP acts as our principal accountants. The following is a summary of fees paid to the principal accountants for services rendered.

      Audit Fees. For the years ended December 31, 2004 and December 31, 2005, the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $560,300 and $617,827, respectively.

      Audit Related Fees. For the years ended December 31, 2004 and December 31, 2005, there were no fees billed for professional services by our principal accountants for assurance and related services.

      Tax Fees. For the years ended December 31, 2004 and December 31, 2005, there were no fees billed for professional services rendered by our principal accountants for tax compliance, tax advice or tax planning.

      All Other Fees. For each of the years ended December 31, 2004 and December 31, 2005, the aggregate fees billed for other professional services by our principal accountants were approximately $1,500 for an annual license fee for accounting research software.

      All the services discussed above were approved by our audit committee. The audit committee pre-approves the services to be provided by its principal accountants, including the scope of the annual audit and non-audit services to be performed by the principal accountants and the principal accountants' audit and non-audit fees. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

Audit Committee Report

      Pursuant to the charter of the audit committee originally adopted on April 25, 2003, the audit committee's responsibilities include, among other things:

      o annually reviewing and reassessing the adequacy of the committee's formal charter;

      o reviewing and discussing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

      o reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

      o     the engagement of the independent auditor;

      o     reviewing the independence of the independent auditors;

      o reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

      o the appointment of the independent auditor by the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

      o approving professional services provided by the independent auditors, including the range of audit and nonaudit fees; and

      o reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

      The audit committee pre-approves the services to be provided by its independent auditors. During the period January 1, 2005 through March 15, 2006, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees and approved them. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

      On many occasions during 2005 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, the chief financial officer and our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed and reviewed with management and the independent auditors the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), various accounting issues relating to presentation of certain things in our financial statements and compliance with
Section 10A of the Securities Exchange Act of 1934. Our independent auditors also provided the audit committee with the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence. The committee discussed financial risk exposures relating to the company with management and the processes in place to monitor and control the exposure resulting therefrom, if any. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005. The committee evaluated the performance of PricewaterhouseCoopers LLP and recommended to the board their re-appointment as the independent auditors for the fiscal year ending December 31, 2006.

John Metcalf
Richard A. Kashnow
William L. Sammons

Compensation Committee

      General. The compensation committee, which is comprised of independent directors, consults generally with management on matters concerning executive compensation and benefit plans where board of directors or shareholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the board of directors on compensation generally, executive officer salaries, bonus awards and equity compensation, special awards and supplemental compensation and director compensation. The compensation committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where board of director approval is required. It also administers the company's 2000 Performance Equity Plan and, to the extent of outstanding awards, the 1993 Stock Option Plan.

      In 2005, the compensation committee retained an external compensation consultant to assist in a review of executive and board compensation programs. The committee followed the recommendation of the independent consultants with regard to base salaries, annual bonuses and long term equity incentives for the executive management team.

      Meetings and Attendance. During fiscal year ended December 31, 2005, the compensation committee met seven times and had no actions by unanimous consent.

Compensation Committee Report

      General Compensation Policy. We operate in a competitive and rapidly changing high technology industry. The compensation committee believes that the compensation program for our executive officers should be designed to attract, motivate and retain talented executives responsible for the success of our company. The compensation committee believes the compensation program should be determined within a competitive framework and should be based on achievement of overall financial results and individual contribution.

      Compensation Components. The three major components that currently make up the compensation of our executive officers are: base salary; annual incentive awards in the form of a cash and/or equity bonus; and long-term equity-based incentive awards historically in the form of stock option grants.

      The compensation committee's determination of the compensation components for executive officers is based on a conventional approach utilizing benchmark data, industry practices, recommendations of independent compensation consultants and, ultimately, the business judgment of the committee members. The compensation committee has compared its executives' compensation levels to independent compensation surveys and compensation packages for executives in similarly sized technology companies and has found its compensation packages to be comparable.

      The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other companies. Annual bonuses are determined based on benchmark data of comparable companies as well as the achievement of financial performance targets, certain qualitative milestones, and individual contribution. Long-term equity-based incentive awards, historically in the form of stock option grants, are determined based on a percentage of the Company's market capitalization with consideration of factors such as the executive's position within us, individual performance, potential for future responsibility and promotion, and the number of unvested options held at the time of the new grant. The relative weight given to each of these factors varies among individuals at the compensation committee's discretion.

      Executive Compensation Reviewed. Mr. Jeffrey Parker's annual base compensation of $325,000 was reviewed by the committee in connection with independent compensation consultants in 2005 and was found to be the median range for comparable positions with benchmark companies. No adjustment was made to Mr. Parker's base compensation in 2005. Mr. Parker's written employment agreement expired as of October 1, 2005 and, at this time, the committee has not approved a new employment agreement. After consideration of Mr. Parker's involvement in raising additional capital for the company and implementing the strategic shifts in the company's business focus in 2005, the compensation committee awarded Mr. Parker an aggregate annual bonus valued at $130,000 for fiscal year 2005. At Mr. Parker's request, this bonus was paid in $65,000 cash and 10,908 fully vested share options valued at $64,903. In addition, the committee awarded Mr. Parker a long-term equity incentive award of 75,000 fully vested share options in August 2005.

      Pursuant to Mr. David Sorrells' written employment agreement, the committee increased Mr. Sorrells' salary by 5% to $262,500 in March 2005. After consideration of Mr. Sorrells' technology accomplishments in 2005, the compensation committee awarded a bonus valued at $71,400 for fiscal 2005. At Mr. Sorrells' request, this bonus was paid in $35,684 cash and 5,988 fully vested share options valued at $35,629. In addition, the committee awarded Mr. Sorrells a long-term incentive award of 34,000 share options in August 2005. These options vest equally over three years and expire in August 2012.

      Mr. Todd Parker is not employed under a written employment agreement and the committee did not recommend a salary increase for Mr. Parker for fiscal year 2005. In consideration of his contribution in product operations and corporate development, the compensation committee awarded Mr. Parker a bonus valued at approximately $54,400 for fiscal 2005. At Mr. Parker's request, this bonus was paid in $27,188 cash and 4,563 fully vested share options valued at $27,150. In addition, the committee awarded Mr. Parker a long-term incentive award of 25,000 share options in August 2005. These options vest equally over three years and expire in August 2012. Effective September 1, 2006, Mr. Parker has resigned his position with the company to pursue other personal interests. However, Mr. Parker remains as a director of the company.

      Cynthia Poehlman currently is employed as the chief financial officer of the company. Ms. Poehlman is not employed under a written employment agreement. The compensation committee reviewed Ms. Poehlman's compensation against benchmark data provided by its independent compensation consultants and increased her salary to $200,000 in August 2005. After consideration of her contribution with regard to securities compliance and strategic business direction, Ms. Poehlman was awarded a bonus valued at approximately $54,400 for fiscal 2005. At Ms. Poehlman's request, this bonus was paid in $27,188 cash and 4,563 fully vested share options valued at $27,150. In addition, the committee awarded Ms. Poehlman a long-term incentive award of 25,000 share options in August 2005. These options vest equally over three years and expire in August 2012.

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate our future filings under those statutes, the preceding Compensation Committee Report on Executive Compensation and our Stock Performance Graph (set forth herein below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any of our future filings under those statutes.

THE COMPENSATION COMMITTEE
Richard A. Kashnow
William L. Sammons
Papken S. der Torossian

Nominations Committee

      General. The nominations committee, which consists of independent directors, is responsible for overseeing the selection of persons to be nominated as directors of the company.

      The nominations committee considers persons identified by its members, management, shareholders, potential investors, investment bankers and others. The nominations committee may also use the services of search firms to assist in identifying potential directors, in gathering information about the background and experience of such persons and acting as an intermediary with such persons.

      The nominations committee adopted a written charter in April 2004 which is available on the company's website at www.parkervision.com. The nominations committee does not have any formal criteria for nominees; however, it believes that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to the company's business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employments. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement the company's business plan, perpetuate its business and represent shareholder interests. The nominations committee may require certain skills or attributes, for example financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by shareholders and other persons.

      Shareholders and others wishing to suggest candidates to the nominations committee for consideration as directors must submit written notice to the corporate secretary, who will provide it to the nominations committee. The company also has a method by which shareholders may nominate persons as directors which is described in the section "Shareholder Proposals and Nominations."

      At the annual meeting to which this proxy relates, Mr. Richard Kashnow was not re-nominated because he indicated that time constraints would prevent him from being able to devote sufficient time to the responsibilities of being a director of ParkerVision. The remaining eight current directors were nominated to stand for re-election by the committee. The nominations committee also nominated Mr. Robert G. Sterne as the nominee-elect to fill the position on the board that Mr. Kashnow held. Mr. Sterne was identified by the nominating committee as a potential candidate for the board, and the committee determined that he would be an excellent addition to the board based on his experience with intellectual property strategies, his familiarity with the Company and its business and his previous service as a member of the board. Mr. Sterne will be deemed an independent director. Three of the persons standing for re-election are employed by the company in executive capacities.

      Meetings and Attendance. During fiscal year ended December 31, 2005, the nominations committee met two times had no actions by unanimous consent.

Code of Ethics and Shareholder Contact

      The board of directors has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that the company files or submits to the SEC and others. A copy of the code of ethics may be found on the company's website at www.parkervision.com.

      Shareholders may contact members of the board of directors by writing to them in care of the corporate secretary at the headquarters. The corporate secretary will forward correspondence received to the directors from time to time. This procedure was approved by the independent directors.

Compensation of Outside Directors

      Currently, each non-employee director receives an annual retainer of $25,000 paid in quarterly installments and an option grant of 10,000 shares upon completion of each year of service as a director. In addition, non-employee directors receive annual retainers, paid in quarterly installments, for committee participation as follows:

    --------------------------------     --------------------------------    ------------------------------
            Audit Committee                  Compensation Committee              Nominating Committee
    --------------------------------     --------------------------------    ------------------------------
        Chair           Member               Chair           Member             Chair          Member
    --------------- ----------------     -------------- -----------------    ------------- ----------------
       $15,000          $7,500              $10,000          $5,000             $5,000         $2,500
    --------------- ----------------     -------------- -----------------    ------------- ----------------

      New non-employee directors receive an option grant of 40,000 shares upon initial election to the board. These options vest at the end of the first year of board service.

      The foregoing director compensation program was implemented in June 2005 in connection with a board compensation review by a third party compensation consultant. Prior to June 2005, the director compensation program included an annual retainer of $20,000 payable in quarterly installments, a meeting fee of $2,500 for each meeting attended in-person or $1,500 for each meeting attended telephonically, and an option grant of 10,000 shares upon completion of each year of service as a director. In addition, each committee chairman received an annual retainer of $5,000 paid in quarterly installments.

      All board members are reimbursed for reasonable expenses incurred in attending meetings and reasonable expenses incurred in attending relevant training seminars.

Executive Compensation

      The following tables summarize the cash compensation paid by the company to each of its executive officers (including our chief executive officer) who were serving as executive officers at the end of the year ended December 31, 2005, for services rendered in all capacities to the company and its subsidiaries during the years ended December 31, 2005, 2004 and 2003, options granted to such executive officers during the year ended December 31, 2005, and the value at the end of the fiscal year ended December 31, 2005 of all options granted to the executive officers.

========================================================================================================================
                                              SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
Name and Principal                    Fiscal                                                               Long Term
Position                              Year                       Annual Compensation                     Compensation
----------------------------------    Ended       --------------------------------------------------- ------------------
                                      12/31           Salary           Bonus         Other Annual
                                                                                     Compensation      Options/SARs (#)
---------------------------------- -------------- ---------------- --------------- ------------------ ------------------
Jeffrey L. Parker                      2005          $325,000        $  65,000                                85,908(1)
  Chairman of the Board                2004          $305,288        $ 175,000            --                    --
  and Chief Executive                  2003          $300,000        $  25,000                                  --
  Officer
---------------------------------- -------------- ---------------- --------------- ------------------ ------------------
Cynthia Poehlman                       2005          $167,308        $  27,188                                29,563(2)
  Chief Financial Officer              2004          $136,154        $  75,000                               150,000
                                       2003          $120,000        $  17,000            --                    --
---------------------------------- -------------- ---------------- --------------- ------------------ ------------------
David Sorrells                         2005          $262,500        $  35,684                                39,988(3)
  Chief Technical Officer              2004          $259,856        $ 135,000                                  --
   and Director                        2003          $250,000        $ 125,000            --                 125,000
---------------------------------- -------------- ---------------- --------------- ------------------ ------------------
Todd Parker                            2005          $200,000        $  27,188                                29,563(2)
  Vice President, Product              2004          $200,000        $  40,000                                  --
     Operations and Director           2003          $182,115        $  25,000            --                    --
================================== ============== ================ =============== ================== ==================

(1) Includes 10,908 share options with an estimated fair value of $64,903 granted, at the election of Mr. Parker, in lieu of an additional cash bonus for fiscal 2005.

(2) Includes 4,563 share options with an estimated fair value of $27,150 granted, at the election of the executive officer, in lieu of an additional cash bonus for fiscal 2005.

(3) Includes 5,988 share options with an estimated fair value of $35,629 granted, at the election of Mr. Sorrells, in lieu of an additional cash bonus for fiscal 2005.

      We cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to our employees, or the extent to which benefits are personal rather than business. We have concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, or, in the case of a group, the lesser of $50,000 for each individual in the group, or 10% of the compensation reported in the preceding table for the group, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

========================================================================================================================
                                     OPTION/GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------
                                                                                                 Realizable Value
------------------------------ -------------- ---------------- ------------ --------------- ------------- --------------
                                                % of Total
                                                  Options
                                  Number of      Granted to
                                Shares Under    Employees in     Exercise      Expiration         5%            10%
Name                              Options       Fiscal Year       Price          Date
------------------------------ -------------- ---------------- ------------ --------------- ------------- --------------
Jeffrey L. Parker                 75,000(1)         15.2%           $5.77           8/9/2012   $176,193        $410,612
                                  10,908(1)          2.2%           $8.91         12/20/2012   $ 39,571        $ 92,218
------------------------------ -------------- ---------------- ------------ --------------- ------------- --------------
Cynthia Poehlman                  25,000(2)          5.1%           $5.77           8/9/2012   $  58,731       $ 136,871
                                   4,563(1)          0.9%           $8.91         12/20/2012   $  16,553       $ 38,577
------------------------------ -------------- ---------------- ------------ --------------- ------------- --------------
David Sorrells                    34,000(2)          6.9%           $5.77           8/9/2012   $  79,874       $ 186,144
                                   5,988(1)          1.2%           $8.91         12/20/2012   $  21,723       $ 50,624
------------------------------ -------------- ---------------- ------------ --------------- ------------- --------------
Todd Parker                       25,000(2)          5.1%           $5.77           8/9/2012   $  58,731       $ 136,871
                                   4,563(1)          0.9%           $8.91         12/20/2012   $  16,553       $ 38,577
============================== ============== ================ ============ =============== ============= ==============

(1) Options are exercisable immediately upon grant.
(2) Options vest ratably over a three year period beginning August 9, 2006.

=========================================================================================================================
                                       AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES
                                                AT DECEMBER 31, 2005
-------------------------------------------------------------------------------------------------------------------------
                                                               Number of Unexercised            Value of Unexercised
                                                            Options/SARs at Fiscal Year     In-the-Money Options/SARs at
                                                                      End (#)                     Fiscal Year End
                           -------------- ------------- --------------------------------- -------------------------------
                              Shares
                            Acquired on      Value                             Un-                                 Un-
Name                        Exercise (#)   Realized ($)   Exercisable      exercisable      Exercisable        exercisabl
-------------------------- -------------- ------------- ---------------- ---------------- ------------------ ------------
Jeffrey L. Parker               __             __           825,908             0             $ 251,823         $      0
-------------------------- -------------- ------------- ---------------- ---------------- ------------------ ------------
Cynthia Poehlman                __             __           114,163          147,400          $ 102,867         $491,250
-------------------------- -------------- ------------- ---------------- ---------------- ------------------ ------------
David F. Sorrells               __             __           805,488           84,000          $   8,638         $118,220
-------------------------- -------------- ------------- ---------------- ---------------- ------------------ ------------
Todd Parker                     __             __           132,063           45,000          $     867         $ 83,250
========================== ============== ============= ================ ================ ================== ============

Employment Agreements

      In September 2000, we entered into an employment agreement with Jeffrey L. Parker, our chairman of the board and chief executive officer, which expired on September 30, 2005. Mr. Parker currently receives an annual base salary of $325,000. Mr. Parker also will receive bonuses from time to time as may be determined by the compensation committee, and he is eligible to participate in the various benefit plans available to all executives of the company. Mr. Parker was awarded a cash bonus of $65,000 in connection with his employment during 2005. Mr. Parker was awarded two stock options in 2000 in connection with his execution of an employment agreement with us. The first option is for 350,000 shares of common stock, exercisable at a price per share of $41. This option vested immediately and is exercisable until September 7, 2010, except as provided in the option agreement. The second option is for 150,000 shares of common stock, exercisable at $61.50 per share and vesting in five equal installments of 30,000 shares on October 1 in each year from 2001 through 2005. Once vested, the options remain exercisable until October 1, 2010, except as provided in the option agreement.

      In March 2002, we entered into an employment agreement with David F. Sorrells, our chief technical officer and a director, which expires March 6, 2007. The agreement provides that Mr. Sorrells will receive an annual base salary of not less than $250,000 for the first two-year period with annual increases thereafter as determined by the compensation committee, but not less than 5% of the prior year's base salary. Mr. Sorrells currently receives an annual base salary of $262,500. Mr. Sorrells will also receive an annual bonus as may be determined by the compensation committee based on the recommendation of the chief executive officer. Mr. Sorrells was awarded a cash bonus of $35,684 in connection with his employment in 2005. Mr. Sorrells may also be granted awards under the company's equity performance plans.

Stock Option Plans

      In September 1993, the board of directors approved the 1993 stock plan pursuant to which an aggregate of 500,000 shares of common stock were initially reserved for issuance in connection with the benefits available for grant. The 1993 stock plan was amended on September 19, 1996, August 22, 1997 and November 16, 1998 by the board of directors to raise the number of shares of common stock subject to the plan to 3,500,000. Each of these amendments was approved by our shareholders. In September 2003, the 1993 stock plan was closed for future grants of benefits, but remains outstanding until all the benefits granted there under have either been exercised or terminated by their terms. As of December 31, 2005, there were a total of 1,757,151 shares of common stock that are subject to outstanding grants under the 1993 stock plan.

      In May 2000, the board of directors approved our 2000 performance equity plan pursuant to which a total of 5,000,000 shares of common stock were reserved for issuance in connection with the awards available for grant. The 2000 plan was approved by our shareholders on July 13, 2000. The following types of awards may be granted under the 2000 plan:

      o     incentive stock options;
      o     non-qualified stock options;
      o     stock appreciation rights;
      o     restricted stock awards;
      o     stock bonuses; or
      o     other forms of stock benefits.

      Incentive stock options may be granted only to our employees. Other benefits may be granted to our consultants, directors (whether or not they are employees of ours), employees and officers. As of December 31, 2005, awards to purchase a total of 3,282,020 shares of common stock are outstanding under the 2000 plan. As of December 31, 2005, we had 1,381,809 shares of common stock available for grant for future awards under the 2000 plan.

Equity Compensation Plan Information

      The following table gives the information about the common stock of the company that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005, including the 1993 Stock Plan, the 2000 Performance Equity Plan and other miscellaneous plans.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of securities
                                                                                                remaining available for
                                         Number of securities to       Weighted-average      future issuance under equity
                                         be issued upon exercise       exercise price of     compensation plans (excluding
                                         of outstanding options,     outstanding options,              securities
             Plan Category                 warrants and rights        warrants and rights       reflected in column (a))
                                                   (a)                        (b)                         (c)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
   approved by security holders                 5,039,171                   $21.51                     1,381,809
----------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
   approved by security holders                  115,000                    $23.25                         0
----------------------------------------------------------------------------------------------------------------------------
                  Total                         5,154,171                                              1,381,809
----------------------------------------------------------------------------------------------------------------------------

      The equity compensation plans reported upon in the above table that were not approved by security holders include:

      o Options to purchase 25,000 shares granted to two directors in March 1999 at exercise prices of $23.25 per share. These options are vested and expire in March 2009.

      o Options to purchase 100,000 shares granted to an employee in March 1999 at an exercise price of $23.25. These options vested over five years, ending on May 26, 2004, and expire in May 2009. As of December 31, 2005, options to purchase 90,000 shares were subject to this agreement and 10,000 options have been exercised.

Performance Graph

      The following graph shows a five-year comparison of cumulative total shareholder returns for our company, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index and Nasdaq Telecommunications Index for the five years ending December 31, 2005. The total shareholder returns assumes the investment on December 31, 1999 of $100 in our common stock, the Nasdaq U.S. Stock Market Index, the Nasdaq Electronic Components Index, and Nasdaq Telecommunications Index at the beginning of the period, with immediate reinvestment of all dividends.

                              [PERFORMANCE GRAPH]

Parkervision -NASNM

                                           Cumulative Total Return
                               ----------------------------------------------
                               12/00    12/01   12/02   12/03   12/04   12/05

PARKERVISION, INC.             100.00   57.34   22.28   26.73   24.30   24.85

NASDAQ STOCK MARKET (U.S.)     100.00   70.75   51.08   76.82   85.44   96.38

NASDAQ TELECOMMUNICATIONS      100.00   69.73   35.46   58.99   62.95   59.41

NASDAQ ELECTRONIC COMPONENTS   100.00   86.02   41.97   82.46   64.71   68.19

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2005, all filing requirements applicable to our executive officers, directors and ten percent shareholders were fulfilled.

Certain Relationships and Related Transactions

      Prior to June 2006, we leased our executive offices pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker and Barbara Parker. Barbara Parker is Mr. Parker's mother. For each of the years ended December 31, 2005 and 2004, we incurred approximately $280,000 in rental expense under the lease. As of June 1, 2006, the company entered into a lease agreement with an unrelated third party and moved the company's executive offices. Mr. Jeffrey L. Parker and Barbara Parker allowed early termination of the lease agreement without penalty.

      Mr. Robert G. Sterne, director-nominee is a partner of Sterne, Kessler, Goldstein & Fox, PLLC ("SKGF"), which serves as the Company's primary outside patent counsel. The Company paid fees to SKGF of approximately $1.9 million for the fiscal year ended December 31, 2005.


                             INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers LLP was our independent accountants for the fiscal year ending December 31, 2005 and has been retained for 2006. A representative of Pricewaterhouse Coopers LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                             SOLICITATION OF PROXIES

      We are soliciting the proxies of shareholders pursuant to this proxy statement. We will bear the cost of this proxy solicitation. In addition to solicitations of proxies by use of the mail, some of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals and Nominations

      Proposals of shareholders intended to be presented at the annual meeting to be held in 2007 must be received at our offices by April 9, 2007 for inclusion in the proxy materials relating to that meeting.

      Our by-laws contain provisions in it intended to promote the efficient functioning of our shareholder meetings. Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

      Under the by-laws, shareholders must provide us with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2007 no later than April 9, 2007. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder's number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

      Shareholder proposals or nominations should be addressed to Stacie Wilf, Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Discretionary Voting of Proxies on Other Matters

      We do not now intend to bring before the annual meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board of directors intend to present at the annual meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              Stacie Wilf
                                              Secretary
Jacksonville, Florida
August 7, 2006



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                                                                      Appendix A

                             AUDIT COMMITTEE CHARTER

                                       OF
                               PARKERVISION, INC.

Purpose

The Audit Committee is appointed by the Board of Directors ("Board") of ParkerVision, Inc. ("Company") to assist the Board in fulfilling its oversight responsibility for monitoring (1) the integrity of the Company's accounting and financial reporting and its systems of internal controls, (2) the performance, qualifications and independence of the Company's independent auditors, and (3) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, absent a temporary vacancy. The members of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. ("NASDAQ"), Section 10A(m)(3) of the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations of the Commission. Notwithstanding the foregoing, membership of the Audit Committee will comply with the credential requirements of applicable law, regulation and listing requirements, as applicable to the Company from time to time.

All members of the Audit Committee shall be financially literate. At least one member of the Committee shall be a financial expert, as defined by the Commission rules pursuant to Section 401(h) of Regulation S-K.

The Board of Directors will assess and determine the qualifications of the Audit Committee members. The members of the Audit Committee shall be appointed by the Board, and may be replaced by the Board.

The Board of Directors shall select the Audit Committee Chair. If a Chair is not designated or present, a Chair may be designated by a majority vote of the Audit Committee members present.

Director's compensation is the only compensation which members of the Audit Committee may receive from the Company.

Meetings and Procedures

The Audit Committee shall meet at least quarterly or more frequently as circumstances dictate. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Committee will keep written minutes of its meetings, which minutes will be maintained with the books and records of the Company. The Committee will provide the Board with regular reports of its activities.

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The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee annually shall review the Audit Committee's own performance.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. The Committee will not delegate to a subcommittee any power or authority required by any law, regulation or listing standards to be exercised by the Committee as a whole.

Committee Authority and Responsibilities

The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. The Audit Committee recognizes that the Company's management is responsible for the completeness and accuracy of the Company's financial statements and disclosures and for maintaining effective internal controls. The Committee also realizes that the independent auditor is responsible for auditing the Company's financial statements. Accordingly, management and the independent auditor have more knowledge and more detailed information about the Company than do Audit Committee members and the Audit Committee's primary responsibility is oversight. In carrying out its oversight responsibilities, the Audit Committee will rely, in part, on the expertise of management and the independent auditor. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors (including counsel) employed by the Audit Committee.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

      o     Financial Reporting and Internal Controls

            Review of Annual Audited Financial Statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K). The Committee will review the (a) quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements including alternative methods for presenting financial information that have been discussed with management, the impact of the use of the alternative methods, the methods preferred by management and all material written communications between the independent auditor and management; (b) the clarity and adequacy of disclosures in the financial statements; and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including the critical accounting policies; and (c) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies (if any were noted).

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            The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors' activities or access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on controls by the Chief Executive Officer and the Chief Accounting Officer, as received by the independent auditors. Based on these reviews and the discussions with management and the independent auditors, the Committee will make a recommendation to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

            Review of Interim Financial Statements; Earnings Releases. The Committee shall review the interim financial statements, and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Committee shall also review any Form 8-K that includes financial disclosures prior to its filing. The Committee will discuss with management any proposed release of earnings or guidance information, and financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

            Risk Assessment and Risk Management. The Audit Committee shall review with management and independent auditors the Company's policies for assessing and managing financial risk and the actual risk exposure of the Company.

            Internal Controls, Disclosure Controls and Procedures. The Audit Committee shall review with management and the independent auditors the Company's policies and procedures for maintaining the adequacy and effectiveness of internal controls and disclosure controls procedures. As part of this effort, the Committee will inquire of management and the independent auditor about controls management has implemented to minimize significant risks to the Company and the effectiveness of these controls. The Committee will review the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Accounting Officer.

            The Committee will also review with management and the independent auditor the effect on the Company's financial statements of regulatory and accounting initiatives and off balance sheet structures.

            o     Independent Auditors

            The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

            The Committee shall review the auditors' independence from management and the Company, including whether the auditors' performance of permissible non-audit services is compatible with their independence. This process will include, as least annually, the Committee's review of the independent auditors' internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company.

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            Annually, the Committee will review the qualifications and performance of the Company's current independent auditors and select the Company's independent auditors for the next year.

            The Committee shall review with the independent auditors prior to the audit the overall scope, planning and staffing of their audit. The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in
            Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

            The Committee shall verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The Committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

            The Committee shall oversee the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      o     Compliance with Legal and Regulatory Requirements

            The Audit Committee shall obtain, from the independent auditor, assurance that Section 10A(b) of the Exchange Act has not been implicated. The Committee shall inquire and review with management the Company's compliance with applicable laws and regulations and, where applicable, recommend policies and procedures for future compliance. The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies. The Committee shall also review with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies. The Committee shall review and approve all related-party transactions. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company's financial statements or accounting policies.


Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are fairly stated in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


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